Exhibit 99.03

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed on behalf of Citigroup Inc. by the following members of the Board of Directors of Citigroup Inc.

C. Michael Armstrong	/s/ C. Michael Armstrong	February 26, 2010

Alain J.P. Belda	/s/ Alain J.P. Belda	February 26, 2010

Timothy C. Collins	/s/ Timothy C. Collins	February 26, 2010

John M. Deutch	/s/ John M. Deutch	February 26, 2010

Jerry A. Grundhofer	/s/ Jerry A. Grundhofer	February 26, 2010

Robert L. Joss	/s/ Robert L. Joss	February 26, 2010

Andrew N. Liveris	/s/ Andrew N. Liveris	February 26, 2010

Anne Mulcahy	/s/ Anne Mulcahy	February 26, 2010

Michael E. O’Neill	/s/ Michael E. O’Neill	February 26, 2010

Richard D. Parsons	/s/ Richard D. Parsons	February 26, 2010

Lawrence R. Ricciardi	/s/ Lawrence R. Ricciardi	February 26, 2010

Judith Rodin	/s/ Judith Rodin	February 26, 2010

Robert L. Ryan	/s/ Robert L. Ryan	February 26, 2010

Anthony M. Santomero	/s/ Anthony M. Santomero	February 26, 2010

Diana L. Taylor	/s/ Diana L. Taylor	February 26, 2010

William S. Thompson, Jr.	/s/ William S. Thompson, Jr.	February 26, 2010